EXHIBIT 11
                                                                      ----------



              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




                                                      Three Months       Three Months
                                                          Ended              Ended
                                                      June 30, 2001      June 30, 2000
                                                      -------------      -------------

Net Income                                            $     225,854            144,586
                                                      =============      =============
Weighted average shares outstanding
  for basic EPS computation                                 869,163            965,084

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                 (64,077)           (77,565)
                                                      -------------      -------------
Total weighted average common shares
  outstanding for basic computation                         805,086            887,519
                                                      =============      =============

Basic earnings per share                              $        0.28      $        0.16
                                                      =============      =============
Total weighted average common shares
  outstanding for basic computation                         805,086            887,519

Common stock equivalents due to
  dilutive effect of stock options                           15,838              8,384
                                                      -------------      -------------
Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                               820,924            895,903
                                                      =============      =============

Diluted earnings per share                            $        0.28      $        0.16
                                                      =============      =============
















                                                       Six Months         Six Months
                                                          Ended              Ended
                                                      June 30, 2000      June 30, 2000
                                                      -------------      -------------

Net Income                                            $     418,222            318,631
                                                      =============      =============
Weighted average shares outstanding
  for basic EPS computation                                 883,231            981,717

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                 (67,449)           (80,937)
                                                      -------------      -------------
Total weighted average common shares
  outstanding for basic computation                        815,782            900,780
                                                      =============      =============
Basic earnings per share                                      $0.51              $0.35
                                                      =============      =============
Total weighted average common shares
  outstanding for basic computation                         815,782            900,780

Common stock equivalents due to
  dilutive effect of stock options                           16,496              7,879
                                                      -------------      -------------
Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                               832,278            908,659
                                                      =============      =============
Diluted earnings per share                                    $0.50              $0.35
                                                      =============      =============
